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                      AVATEX CORPORATION AND SUBSIDIARIES
                                                                      EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                                   For the three months ended June 30,
(in thousands, except per share amounts)                               1997              1996
----------------------------------------------------------------------------------------------------------
PRIMARY
Loss from continuing operations                                       $(36,946)     $ (31,627)
Deduct dividends on preferred shares                                     6,175          4,080
                                                                      -----------------------
Loss from continuing operations applicable
     to common stockholders                                           $(43,121)     $ (35,707)
                                                                      =======================

Loss from discontinued operations                                     $      -      $(256,725)
                                                                      =======================

Shares
     Weighted average number of common shares outstanding               13,806         16,929
                                                                      =======================

Loss from continuing operations                                       $  (3.12)     $   (2.11)
Loss from discontinued operations                                            -         (15.16)
                                                                      -----------------------
Net loss                                                              $  (3.12)     $  (17.27)
                                                                      =======================

ASSUMING FULL DILUTION
Loss from continuing operations                                       $(36,946)     $ (31,627)
Dividends on non-convertible preferred shares                            5,360          3,154
Dividends on convertible preferred shares (conversion of
     preferred shares would be anti-dilutive)                              815            926
                                                                      -----------------------
Loss from continuing operations applicable
      to common stockholders                                          $(43,121)     $ (35,707)
                                                                      =======================

Loss from discontinued operations                                     $      -      $(256,725)
                                                                      =======================

Shares
     Weighted average number of common shares outstanding               13,806         16,929
     Conversion of preferred stock (anti-dilutive)                           -              -
     Additional dilutive effect of outstanding options (as deter-
          mined by the treasury stock method)                                -              -
                                                                      -----------------------
     Weighted average number of common shares outstanding               13,806         16,929
                                                                      =======================

Loss from continuing operations                                       $  (3.12)     $   (2.11)
Loss from discontinued operations                                            -         (15.16)
                                                                      -----------------------
Net loss*                                                             $  (3.12)     $  (17.27)
                                                                     ========================


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*  This calculation is submitted in accordance with Regulation S-K Item
   601(b)(11) although not required by footnote 2 paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.